EXHIBIT 24.2

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 3, 1992 except for Notes 5 and 9, as to which the date is April 1, 1993, with respect to the consolidated financial statements of Star Gas Corporation and subsidiaries included in the Registration Statement (Form S-2 No. 33-72354) and related Prospectus of Petroleum Heating and Power Co., Inc. for the registration of $75,000,000 Subordinated Debentures.

                                              /s/ ERNST & YOUNG
                                                  ERNST & YOUNG


January 12, 1994